Exhibit 99.1
Samsara Reports Second Quarter Fiscal Year 2025 Financial Results
•Q2 revenue of $300.2 million, representing 37% year-over-year growth
•Ending ARR of $1.264 billion, representing 36% year-over-year growth
•2,133 customers with ARR over $100,000, up 41% year-over-year
SAN FRANCISCO, September 5, 2024 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations® Cloud, reported financial results for the second quarter ended August 3, 2024, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“We achieved another strong quarter of durable and efficient growth at a greater scale,” said Sanjit Biswas, CEO and co-founder of Samsara. “Q2 ended at $1.264 billion in ARR, growing 36% year-over-year, and at a quarterly record non-GAAP operating margin. As we grow our business, our data asset also scales. We’re proud to have achieved an important company milestone this quarter—we now collect more than 10 trillion data points annually on the Samsara platform.”
Second Quarter Fiscal Year 2025 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q2 FY2025	Q2 FY2024	Y/Y Change
Annual Recurring Revenue (ARR)	$1,264.0	$930.0	36%
Total revenue	$300.2	$219.3	37%
GAAP gross profit	$226.8	$160.4	$66.4
GAAP gross margin	76%	73%	2	pts
Non-GAAP gross profit	$230.8	$163.7	$67.1
Non-GAAP gross margin	77%	75%	2	pts
GAAP operating loss	$(58.2)	$(69.8)	$11.6
GAAP operating margin	(19%)	(32%)	12	pts
Non-GAAP operating income (loss)	$17.6	$(5.9)	$23.5
Non-GAAP operating margin	6%	(3%)	9	pts
GAAP net loss per share, basic and diluted	$(0.09)	$(0.11)	$0.02
Non-GAAP net income per share, basic and diluted	$0.05	$0.01	$0.04
Net cash provided by operating activities	$18.1	$7.7	$10.4
Net cash provided by operating activities margin	6%	4%	3	pts
Adjusted free cash flow	$13.1	$4.7	$8.4
Adjusted free cash flow margin	4%	2%	2	pts
__________
Note: Numbers are rounded for presentation purposes.
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.

Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the third quarter, fourth quarter, and fiscal year 2025, Samsara expects the following:

	Q3 FY2025 Outlook	Implied Q4 FY2025 Outlook	FY 2025 Outlook
Total revenue	$309 million – $311 million	$334 million – $336 million	$1.224 billion – $1.228 billion
Year/Year revenue growth	30% – 31%	21% – 22%	31%
Year/Year adjusted revenue growth (1)		30% – 31%	33% – 34%
Non-GAAP operating margin	4%	8%	5%
Non-GAAP net income per share, diluted	$0.03 – $0.04	$0.06 – $0.07	$0.16 – $0.18
__________
(1)Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations® Cloud, which is a system of record that enables businesses that depend on physical operations to harness Internet of Things (IoT) data to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in transportation, construction, wholesale and retail trade, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as adjusted revenue, adjusted revenue growth rate, non-GAAP gross margin, non-GAAP operating margin, free cash flow margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict in Israel and the surrounding region, the emergence of pandemics and epidemics, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Performance Financial Measures—Stock-based compensation expense-related charges include the amortization of deferred stock-based compensation expense for capitalized software and employer taxes on employee equity transactions. Stock-based compensation expense-related charges are excluded because they are primarily a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which are a cash expense, are excluded because such taxes are directly tied to the timing and size of employee equity transactions and the future fair market value of our common stock, which may vary from period to period independent of the operating performance of our business.
Lease modification, impairment, and related charges, and legal settlements are excluded because management believes that such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Adjusted Revenue and Adjusted Revenue Growth Rate—Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.

Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin—We define non-GAAP income (loss) from operations, or non-GAAP operating income (loss), as income (loss) from operations excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP income (loss) from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP income (loss) from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net income (loss) excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow excluding the cash impact of non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances, and legal settlements. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	August 3, 2024	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$159,272	$135,536
Short-term investments	513,361	412,126
Accounts receivable, net	178,794	161,829
Inventories	38,623	22,238
Connected device costs, current	111,323	104,008
Prepaid expenses and other current assets	38,264	51,221
Total current assets	1,039,637	886,958
Restricted cash	19,431	19,202
Long-term investments	207,705	276,166
Property and equipment, net	57,556	54,969
Operating lease right-of-use assets	72,617	81,974
Connected device costs, non-current	234,354	230,782
Deferred commissions	188,444	177,562
Other assets, non-current	6,398	7,232
Total assets	$1,826,142	$1,734,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,345	$46,281
Accrued expenses and other current liabilities	59,636	61,437
Accrued compensation and benefits	34,875	37,068
Deferred revenue, current	485,909	426,369
Operating lease liabilities, current	19,398	20,661
Total current liabilities	647,163	591,816
Deferred revenue, non-current	136,813	139,117
Operating lease liabilities, non-current	68,300	78,830
Other liabilities, non-current	9,183	9,935
Total liabilities	861,459	819,698
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	10	9
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,524,042	2,368,597
Accumulated other comprehensive income	1,605	1,616
Accumulated deficit	(1,560,997)	(1,455,098)
Total stockholders’ equity	964,683	915,147
Total liabilities and stockholders’ equity	$1,826,142	$1,734,845

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Revenue	$300,202	$219,257	$580,928	$423,577
Cost of revenue	73,365	58,866	141,990	116,423
Gross profit	226,837	160,391	438,938	307,154
Operating expenses:
Research and development	76,476	63,969	149,449	124,335
Sales and marketing	151,493	117,908	298,930	236,863
General and administrative	57,062	48,268	114,750	91,534
Total operating expenses	285,031	230,145	563,129	452,732
Loss from operations	(58,194)	(69,754)	(124,191)	(145,578)
Interest income and other income, net	9,626	10,220	19,710	19,115
Loss before provision for income taxes	(48,568)	(59,534)	(104,481)	(126,463)
Provision for income taxes	1,042	434	1,418	1,361
Net loss	$(49,610)	$(59,968)	$(105,899)	$(127,824)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(1,510)	2,009	(1,410)	1,096
Unrealized gains (losses) on investments, net of tax	3,086	(1,404)	1,399	(1,445)
Other comprehensive income (loss)	1,576	605	(11)	(349)
Comprehensive loss	$(48,034)	$(59,363)	$(105,910)	$(128,173)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.11)	$(0.19)	$(0.24)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	553,917,926	531,751,683	551,285,115	529,077,540

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Operating activities
Net loss	$(49,610)	$(59,968)	$(105,899)	$(127,824)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,633	3,709	9,088	7,193
Stock-based compensation expense	71,604	59,656	136,260	112,604
Net accretion of discounts on investments	(4,296)	(4,404)	(8,289)	(8,623)
Other non-cash adjustments	382	2,053	1,712	109
Changes in operating assets and liabilities:
Accounts receivable, net	(36,022)	(14,055)	(20,160)	6,767
Inventories	(10,134)	10,635	(18,406)	18,803
Prepaid expenses and other current assets	9,025	1,422	12,957	243
Connected device costs	(4,828)	(17,957)	(10,887)	(27,664)
Deferred commissions	(5,765)	(9,560)	(10,882)	(13,078)
Other assets, non-current	619	(162)	934	371
Accounts payable and other liabilities	7,687	3,262	(1,977)	(5,249)
Deferred revenue	34,705	27,094	57,236	50,471
Operating lease right-of-use assets and liabilities, net	117	5,995	100	4,051
Net cash provided by operating activities	18,117	7,720	41,787	18,174
Investing activities
Purchases of property and equipment	(4,992)	(3,004)	(10,054)	(5,503)
Purchases of investments	(187,744)	(182,000)	(330,057)	(374,389)
Proceeds from sales of investments	1,247	4,474	1,247	4,474
Proceeds from maturities and redemptions of investments	155,300	163,719	305,726	340,878
Other investing activities	(100)	(50)	(100)	(50)
Net cash used in investing activities	(36,289)	(16,861)	(33,238)	(34,590)
Financing activities
Proceeds from issuance of common stock in connection with equity compensation plans	16,115	13,011	16,923	13,170
Payment of principal on finance leases	(448)	(467)	(944)	(915)
Net cash provided by financing activities	15,667	12,544	15,979	12,255
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(460)	372	(563)	518
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,965)	3,775	23,965	(3,643)
Cash, cash equivalents, and restricted cash, beginning of period	181,668	216,348	154,738	223,766
Cash, cash equivalents, and restricted cash, end of period	$178,703	$220,123	$178,703	$220,123

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Gross profit and gross margin reconciliation
GAAP gross profit	$226,837	$160,391	$438,938	$307,154
Add:
Stock-based compensation expense-related charges (1)	3,939	3,292	7,705	6,207
Non-GAAP gross profit	$230,776	$163,683	$446,643	$313,361
GAAP gross margin	76%	73%	76%	73%
Non-GAAP gross margin	77%	75%	77%	74%

Operating income (loss) and operating margin reconciliation
GAAP loss from operations	$(58,194)	$(69,754)	$(124,191)	$(145,578)
Add:
Stock-based compensation expense-related charges (1)	75,746	63,850	147,902	120,643
Non-GAAP income (loss) from operations	$17,552	$(5,904)	$23,711	$(24,935)
GAAP operating margin	(19%)	(32%)	(21%)	(34%)
Non-GAAP operating margin	6%	(3%)	4%	(6%)

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net income (loss) reconciliation
GAAP net loss	$(49,610)	$(59,968)	$(105,899)	$(127,824)
Add:
Stock-based compensation expense-related charges	75,746	63,850	147,902	120,643
Non-GAAP net income (loss) (3)	$26,136	$3,882	$42,003	$(7,181)

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net income (loss) per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic	$(0.09)	$(0.11)	$(0.19)	$(0.24)
Total impact on net loss per share, basic, from non-GAAP adjustments	0.14	0.12	0.27	0.23
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.05	$0.01	$0.08	$(0.01)

GAAP net loss per share attributable to common stockholders, diluted	$(0.09)	$(0.11)	$(0.19)	$(0.24)
Total impact on net loss per share, diluted, from non-GAAP adjustments	0.14	0.12	0.26	0.23
Non-GAAP net income (loss) per share attributable to common stockholders, diluted (4)	$0.05	$0.01	$0.07	$(0.01)

Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	553,917,926	531,751,683	551,285,115	529,077,540
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, basic	553,917,926	531,751,683	551,285,115	529,077,540
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted (4)	575,967,894	562,834,657	574,561,208	529,077,540

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash provided by operating activities	$18,117	$7,720	$41,787	$18,174
Purchases of property and equipment	(4,992)	(3,004)	(10,054)	(5,503)
Free cash flow	13,125	4,716	31,733	12,671
Purchases of property and equipment for build-out of corporate office facilities, net of tenant allowances (5)	—	—	—	(10,179)
Adjusted free cash flow	$13,125	$4,716	$31,733	$2,492
Net cash provided by operating activities margin	6%	4%	7%	4%
Free cash flow margin	4%	2%	5%	3%
Adjusted free cash flow margin	4%	2%	5%	1%
__________
(1)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Cost of revenue	$3,939	$3,292	$7,705	$6,207
Research and development	27,238	24,069	53,502	46,122
Sales and marketing	22,720	18,771	43,402	35,091
General and administrative	21,849	17,718	43,293	33,223
Total stock-based compensation expense-related charges (2)	$75,746	$63,850	$147,902	$120,643
(2)Stock-based compensation expense-related charges included approximately $3.6 million and $10.7 million of employer taxes on employee equity transactions for the three and six months ended August 3, 2024, respectively, and approximately $4.2 million and $8.0 million of employer taxes on employee equity transactions for the three and six months ended July 29, 2023, respectively.
(3)There were no material income tax effects on our non-GAAP adjustments for all periods presented.
(4)For each period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.
(5)In April 2023, we settled a lease dispute which was primarily related to lease incentives associated with leasehold improvements in the form of a tenant allowance and received $11.3 million.